UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 10, 2010
Date of report (Date of earliest event reported)

Wireless Ronin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	1-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5929 Baker Road, Suite 475
Minnetonka, Minnesota 55345
(Address of principal executive offices, including zip code)

(952) 564-3500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07                      SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a)           Wireless Ronin Technologies, Inc. (the "Company") held its annual meeting of shareholders on June 10, 2010.  The matters that were voted upon at the meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes, as to each such matter, where applicable, are set forth below.

(b)           James C. Granger, Gregory T. Barnum, Stephen F. Birke, Thomas J. Moudry, William F. Schnell, Brett A. Shockley and Geoffrey J. Obeney were elected directors of the Company for the ensuing year and until their successors shall be elected and duly qualified.  The results of the vote were as follows:

	For	Withheld	Broker Non-Votes
James C. Granger	8,846,660	173,638	7,359,192
Gregory T. Barnum	8,845,660	174,638	7,359,192
Stephen F. Birke	8,838,460	181,838	7,359,192
Thomas J. Moudry	8,845,660	174,638	7,359,192
William F. Schnell	6,333,063	2,687,235	7,359,192
Brett A. Shockley	6,806,759	2,213,539	7,359,192
Geoffrey J. Obeney	8,838,560	181,738	7,359,192

The proposal to approve the amendment to our Amended and Restated 2006 Equity Incentive Plan was approved.  The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
8,336,538	634,614	49,146	7,359,192

The proposal to approve the amendment to our 2007 Associate Stock Purchase Plan was approved.  The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
8,489,643	479,551	51,104	7,359,192

The appointment of Baker Tilly Virchow Krause, LLP as our independent auditors for the year ending December 31, 2010 was ratified.  The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
16,146,797	193,674	39,019	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2010	Wireless Ronin Technologies, Inc. By: /s/ Darin P. McAreavey Darin P. McAreavey Vice President and Chief Financial Officer